Exhibit 10.8

SCHEDULE TO EXHIBIT 10.5

This Schedule listing the names of the purchasers who have received warrants dated February 9, 2017, together with a summary of material differences from the Form of Warrant filed as Exhibit 10.5 is included pursuant to Item 2 of Instructions to Item 601 of Regulation S-K for the purpose of setting forth the material details in which the specific agreements differ from the Form of Warrant filed as Exhibit 10.5.

Name of Purchaser	Warrant Number	Number of shares into which Warrant may convert
Xanthe Holdings Ltd.	3	5,625,000
JTT Investments Ltd.	4	5,625,000
Aizac Investment Corp.	5	5,000,000
Robelle Holding Co.	6	8,750,000